Supplemental Analyst Package 1Q 2016 April 25, 2016

Table of Contents Financial Highlights 1 Consolidated Balance Sheets 2 Consolidated Statements of Comprehensive Income 3 Consolidated Statements of Funds from Operations 4 Wholly-Owned Properties Results of Operations 5 Same Store Wholly-Owned Properties Operating Expenses 6 Seasonality of Operations 7 2016 / 2017 Leasing Status 8 Investment Update 9 Owned Development Update 10 Third-Party Development Update 11 Management Services Update 12 Capital Structure 13 Interest Coverage 14 Capital Allocation – Long Term Funding Plan 15 2016 Outlook - Summary 16 2016 Outlook – Detail 17 Detail of Same Store Groupings 18 Definitions 19 Investor Information 21

Financial Highlights

($ in thousands, except share and per share data)

Operating Data	Three Months Ended March 31, 2016	2015	$ Change	% Change
Total revenues	$ 199,995	$ 192,493	$ 7,502	3.9%
Operating income	53,035	50,176	2,859	5.7%
Net income attributable to ACC[1]	45,587	70,197	(24,610)	-35.1%
Net income per share - basic	0.37	0.63		
Net income per share - diluted	0.36	0.62		
Funds From Operations ("FFO")	81,846	77,039	4,807	6.2%
FFO per share—diluted	0.65	0.68	(0.03)	-4.4%
Funds From Operations - Modified ("FFOM")	78,168	76,082	2,086	2.7%
FFOM per share—diluted	0.62	0.67	(0.05)	-7.5%

Market Capitalization and Unsecured Notes Covenants[2]	March 31, 2016	December 31, 2015
Debt to total market capitalization	29.4%	38.2%
Net debt to EBITDA	5.7x	7.4x
Unencumbered asset value to total asset value	71.5%	71.3%
Total debt to total asset value	36.0%	42.8%
Secured debt to total asset value	14.5%	15.4%
Unencumbered asset value to unsecured debt	333.1%	260.5%
Interest coverage[3]	3.5x	3.7x

1. Excluding net gains from property dispositions and losses from the early extinguishment of debt, net income attributable to ACC for the three months ended March 31, 2016 and 2015 would have been $28.2 million and $26.5 million, respectively.
2. Refer to the definitions outlined on pages 19 and 20 for detailed definitions of terms appearing on this page.
3. Refer to calculation on page 14.

1

Consolidated Balance Sheets ($ in thousands) March 31, 2016 December 31, 2015 (unaudited) Assets Investments in real estate: Wholly-owned properties, net 5,574,096$ 5,522,271$ Wholly-owned properties held for sale - 55,354 On-campus participating properties, net 88,990 90,129 Investments in real estate, net 5,663,086 5,667,754 Cash and cash equivalents 387,273 16,659 Restricted cash 40,312 33,675 Student contracts receivable, net 7,024 18,475 Other assets1 2 269,842 269,685 Total assets 6,367,537$ 6,006,248$ Liabilities and equity Liabilities: Secured mortgage, construction and bond debt2 1,087,716$ 1,094,962$ Unsecured notes2 1,187,175 1,186,700 Unsecured term loans2 348,376 597,719 Unsecured revolving credit facility - 68,900 Accounts payable and accrued expenses 49,306 71,988 Other liabilities3 155,033 144,811 Total liabilities 2,827,606 3,165,080 Redeemable noncontrolling interests 66,133 59,511 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,304 1,124 Additional paid in capital 4,026,045 3,325,806 Treasury stock (405) (403) Accumulated earnings and dividends (557,427) (550,501) Accumulated other comprehensive loss (7,240) (5,830) 3,462,277 2,770,196 Noncontrolling interests - partially owned properties 11,521 11,461 Total equity 3,473,798 2,781,657 Total liabilities and equity 6,367,537$ 6,006,248$ Total American Campus Communities, Inc. and Subsidiaries stockholders' equity 1. As of March 31, 2016, other assets include approximately $3.6 million related to net deferred financing costs on our revolving credit facility and the net value of in-place leases. 2. Beginning in 2016, deferred financing costs associated with secured mortgage, construction and bond debt, unsecured notes, and unsecured term loans are subject to new accounting guidance and are presented as a direct reduction to the carrying value of the debt. Prior period amounts have been reclassified to conform to the current period presentation. 3. As of March 31, 2016, other liabilities include approximately $40.7 million in deferred revenue and fee income. 2

Consolidated Statements of Comprehensive Income (Unaudited, $ in thousands, except share and per share data) 2016 2015 $ Change Revenues Wholly-owned properties 185,702$ 179,898$ 5,804$ On-campus participating properties 10,046 9,200 846 Third-party development services 1,035 564 471 Third-party management services 2,410 2,001 409 Resident services 802 830 (28) Total revenues 199,995 192,493 7,502 Operating expenses Wholly-owned properties 78,851 79,010 (159) On-campus participating properties 3,042 2,668 374 Third-party development and management services 3,738 3,139 599 General and administrative 5,309 4,751 558 Depreciation and amortization 53,716 50,651 3,065 Ground/facility leases 2,304 2,098 206 Total operating expenses 146,960 142,317 4,643 Operating income 53,035 50,176 2,859 Nonoperating income and (expenses) Interest income 1,279 1,112 167 Interest expense (22,627) (21,988) (639) Amortization of deferred financing costs (2,542) (1,379) (1,163) Gain from disposition of real estate 17,409 44,252 (26,843) Loss from early extinguishment of debt - (595) 595 Total nonoperating (expense) income (6,481) 21,402 (27,883) Income before income taxes 46,554 71,578 (25,024) Income tax provision (345) (311) (34) Net income 46,209 71,267 (25,058) Net income attributable to noncontrolling interests (622) (1,070) 448 Net income attributable to ACC, Inc. and Subsidiaries common stockholders 45,587$ 70,197$ (24,610)$ Other comprehensive loss Change in fair value of interest rate swaps and other (1,410) (1,868) 458 Comprehensive income 44,177$ 68,329$ (24,152)$ Net income per share attributable to ACC, Inc. and Subsidiaries common stockholders Basic 0.37$ 0.63$ Diluted 0.36$ 0.62$ Weighted-average common shares outstanding Basic 123,445,985 110,955,099 Diluted 124,266,312 112,974,505 Three Months Ended March 31, 3

Consolidated Statements of Funds from Operations

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015	$ Change
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 45,587	$ 70,197	$ (24,610)
Noncontrolling interests	622	1,070	(448)
Gain from disposition of real estate	(17,409)	(44,252)	26,843
Real estate related depreciation and amortization	53,046	50,024	3,022
Funds from operations ("FFO") attributable to common stockholders and OP unitholders	**81,846**	**77,039**	**4,807**
Elimination of operations of on-campus participating properties			
Net income from on-campus participating properties	(3,164)	(2,668)	(496)
Amortization of investment in on-campus participating properties	(1,823)	(1,716)	(107)
	76,859	72,655	4,204
Modifications to reflect operational performance of on-campus participating properties			
Our share of net cash flow[1]	850	875	(25)
Management fees	459	427	32
Impact of on-campus participating properties	1,309	1,302	7
Property acquisition costs	-	1,530	(1,530)
Elimination of loss from early extinguishment of debt[2]	-	595	(595)
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders	**$ 78,168**	**$ 76,082**	**$ 2,086**
FFO per share - diluted	**$ 0.65**	**$ 0.68**	
FFOM per share - diluted	**$ 0.62**	**$ 0.67**	
Weighted average common shares outstanding - diluted	**125,679,948**	**112,974,505**	

1. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents amounts accrued for the interim periods, which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page 3).
2. Represents losses associated with the early pay-off of mortgage loans for two properties sold during the three months ended March 31, 2015. Such costs are excluded from gains from disposition of real estate reported in accordance with GAAP. However, we view the losses from early extinguishment of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and we had no intent to extinguish the debt absent such transactions. We believe that adjusting FFOM to exclude these losses more appropriately reflects the results of our operations exclusive of the impact of our disposition transactions.

4

Wholly-Owned Properties Results of Operations ($ in thousands) 2016 2015 $ Change % Change Wholly-owned properties revenues Same store properties 166,176$ 162,376$ 3,800$ 2.3% New properties 18,195 3,759 14,436 Sold properties1 2,133 14,593 (12,460) Total revenues2 186,504$ 180,728$ 5,776$ 3.2% Wholly-owned properties operating expenses Same store properties3 70,715$ 69,234$ 1,481$ 2.1% New properties 7,028 2,722 4,306 Sold properties1 1,108 7,054 (5,946) Total operating expenses 78,851$ 79,010$ (159)$ -0.2% Wholly-owned properties net operating income Same store properties 95,461$ 93,142$ 2,319$ 2.5% New properties 11,167 1,037 10,130 Sold properties1 1,025 7,539 (6,514) Total net operating income 107,653$ 101,718$ 5,935$ 5.8% Three Months Ended March 31, Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2016 and 2015, and which are not conducting or planning to conduct substantial development or redevelopment activities. Refer to page 18 for detail of our same store groupings. 1. Includes 20 properties sold in 2015, along with two properties sold during the first quarter 2016, which are disclosed on page 9. 2. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income. 3. See page 6 for detail of same store operating expenses. 5

Same Store Wholly-Owned Properties Operating Expenses
($ in thousands, except per bed amounts)

	Three Months Ended March 31,						
	2016				2015		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Utilities[1]	$ 16,594	$ 208	-1.8%	24%	$ 16,902	$ 212	24%
General & administrative and other[2]	15,032	189	2.3%	21%	14,691	184	21%
Property taxes[3]	15,745	197	4.0%	22%	15,136	190	22%
Payroll[4]	13,971	175	0.9%	20%	13,849	174	20%
Repairs and maintenance[5]	4,827	61	13.6%	7%	4,248	53	6%
Marketing[6]	2,945	37	14.5%	4%	2,573	32	4%
Insurance	1,601	20	-12.8%	2%	1,835	23	3%
Total same store wholly-owned operating expenses	**$ 70,715**	**$ 887**	**2.1%**	**100%**	**$ 69,234**	**$ 868**	**100%**
Weighted average same store wholly-owned beds	**79,733**						

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2016 and 2015, and which are not conducting or planning to conduct substantial development or redevelopment activities. Refer to page 18 for detail of our same store groupings.

1. Represents gross expenses prior to any recoveries from tenants, which are reflected in wholly-owned properties revenues.
2. Includes security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, bad debt, food service, and other miscellaneous expenses.
3. The increase over the prior year is primarily due to additional property tax expense resulting from owned development deliveries placed into service in 2014 that were assessed at full value for the first time. Excluding the impact of our 2014 development deliveries, property tax expense would have increased by 3.3% over the prior year.
4. Includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff.
5. Includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes costs related to the annual turn process. The increase over the prior year is believed to be primarily related to the timing of planned expenditures. Management anticipates a normalized inflationary increase in this category for the full year.
6. Includes costs related to property marketing campaigns associated with our annual leasing efforts.

6

Seasonality of Operations
($ in thousands, except per bed amounts)

	Three Months Ended					
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	Total/Weighted Average-Last 12 Months
2016 same store properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 643	$ 630	$ 650	$ 663	$ 661	$ 651
Other income per occupied bed per month[1]	51	60	75	53	53	60
Total revenue per occupied bed	**$ 694**	**$ 690**	**$ 725**	**$ 716**	**$ 714**	**$ 711**
Average number of owned beds	79,733	79,733	79,733	79,733	79,733	79,733
Average physical occupancy for the quarter	97.8%	93.0%	91.3%	97.8%	97.4%	94.9%
Total revenue	$ 162,376	$ 153,387	$ 158,271	$ 167,434	$ 166,176	$ 645,268
Property operating expenses	69,234	69,245	87,580	70,984	70,715	298,524
Net operating income	$ 93,142	$ 84,142	$ 70,691	$ 96,450	$ 95,461	$ 346,744
Operating margin	*57.4%*	*54.9%*	*44.7%*	*57.6%*	*57.4%*	*53.7%*
2016 new properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 777	$ 800	$ 649	$ 786	$ 784	$ 759
Other income per occupied bed per month[1]	114	92	98	75	71	80
Total revenue per occupied bed	**$ 891**	**$ 892**	**$ 747**	**$ 861**	**$ 855**	**$ 839**
Average number of owned beds	1,429	2,978	5,263	7,738	7,738	5,929
Average physical occupancy for the quarter	98.4%	85.1%	82.3%	90.5%	91.7%	88.4%
Total revenue	$ 3,759	$ 6,780	$ 9,704	$ 18,097	$ 18,195	$ 52,776
Property operating expenses	2,722	3,888	6,873	7,041	7,028	24,830
Net operating income	$ 1,037	$ 2,892	$ 2,831	$ 11,056	$ 11,167	$ 27,946
Operating margin	*27.6%*	*42.7%*	*29.2%*	*61.1%*	*61.4%*	*53.0%*
ALL PROPERTIES						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 646	$ 636	$ 650	$ 674	$ 671	$ 658
Other income per occupied bed per month[1]	52	60	76	54	54	61
Total revenue per occupied bed	**$ 698**	**$ 696**	**$ 726**	**$ 728**	**$ 725**	**$ 719**
Average number of owned beds	81,162	82,711	84,996	87,471	87,471	85,662
Average physical occupancy for the quarter	97.8%	92.7%	90.7%	97.1%	96.9%	94.4%
Total revenue	$ 166,135	$ 160,167	$ 167,975	$ 185,531	$ 184,371	$ 698,044
Property operating expenses	71,956	73,133	94,453	78,025	77,743	323,354
Net operating income	$ 94,179	$ 87,034	$ 73,522	$ 107,506	$ 106,628	$ 374,690
Operating margin	*56.7%*	*54.3%*	*43.8%*	*57.9%*	*57.8%*	*53.7%*
Sold properties[2]						
Total revenue	$ 14,593	$ 8,002	$ 3,078	$ 2,537	$ 2,133	$ 15,750
Property operating expenses	7,054	4,118	1,958	1,139	1,108	8,323
Net operating income	$ 7,539	$ 3,884	$ 1,120	$ 1,398	$ 1,025	$ 7,427

Note: The same store grouping above represents properties owned and/or operating for both the entire years ended December 31, 2016 and 2015, and which are not conducting or planning to conduct substantial development or redevelopment activities. Refer to page 18 for detail of our same store groupings.

1. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
2. Includes 20 properties sold in 2015, along with two properties sold during the first quarter 2016, which are disclosed on page 9.

7

2016 / 2017 Leasing Status

Applications + Leases	Current Year: Applications + Leases[1]	Current Year: Rentable Beds[2]	Current Year: % of Rentable Beds	Prior Year: % of Rentable Beds	Design Beds	Final Fall 2015 Occupancy[3]
2017 Same Store Wholly-owned Properties						
Final Fall 2015 occupancy of 98% or greater	53,901	61,484	87.7%	88.9%	61,612	99.6%
Final Fall 2015 occupancy between 95% and 98%	8,542	11,105	76.9%	73.9%	11,148	96.8%
Final Fall 2015 occupancy less than 95%	10,180	14,620	69.6%	60.8%	14,711	85.3%
Total 2017 Same Store Wholly-owned Properties	**72,623**	**87,209**	**83.3%**	**82.4%[4]**	**87,471**	**96.8%**
New Wholly-owned Properties[6]	**2,640**	**3,171**	**83.3%**	**n/a**	**3,193**	**n/a**
Total - Wholly-owned Properties	**75,263**	**90,380**	**83.3%**	**82.4%[4]**	**90,664**	**96.8%[4]**

Leases	Current Year: Leases[1]	Current Year: Rentable Beds[2]	Current Year: % of Rentable Beds	Prior Year: % of Rentable Beds	Design Beds	Final Fall 2015 Occupancy[3]	Initial Projected Rate Increase	Current Projected Rate Increase[5]
2017 Same Store Wholly-owned Properties								
Final Fall 2015 occupancy of 98% or greater	50,379	61,484	81.9%	82.4%	61,612	99.6%		
Final Fall 2015 occupancy between 95% and 98%	7,966	11,105	71.7%	67.0%	11,148	96.8%		
Final Fall 2015 occupancy less than 95%	9,128	14,620	62.4%	53.5%	14,711	85.3%		
Total 2017 Same Store Wholly-owned Properties	**67,473**	**87,209**	**77.4%**	**75.7%[4]**	**87,471**	**96.8%**	**3.0%**	**3.0%**
New Wholly-owned Properties[6]	**2,131**	**3,171**	**67.2%**	**n/a**	**3,193**	**n/a**	**n/a**	**n/a**
Total - Wholly-owned Properties	**69,604**	**90,380**	**77.0%**	**75.7%[4]**	**90,664**	**96.8%[4]**	**3.0%**	**3.0%**

Note: The same store grouping presented above for purposes of disclosing the pre-leasing status for the upcoming 2016/2017 academic year represents properties that will be classified as same store properties in 2017. Refer to page 18 for detail of our same store groupings.

1. As of April 22, 2016 for current year and April 22, 2015 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2015.
4. Properties not owned or under ACC management during the prior year, or properties whose leasing progress is not comparable to the prior year as a result of plans to renovate or redevelop the property, are excluded for purposes of calculating the prior year percentage of rentable beds.
5. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.
6. Properties currently under construction with an anticipated delivery date of Fall 2017 are not included because these properties will not begin undertaking leasing activities until Fall 2016.

8

Investment Update ($ in thousands) DISPOSITIONS Project Location Primary University Served Beds Closing Date Sales Price Outstanding Mortgage Debt The Edge - Orlando Orlando, FL University of Central Florida 930 March 11, 2016 -$ University Village - Sacramento Sacramento, CA California State Univ. - Sacramento 394 March 24, 2016 - 1,324 73,800$ -$ 9

Owned Development Update

($ in thousands)

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Location	Primary University Served	Project Type	Beds	Estimated Project Cost[1]	As of March 31, 2016 CIP[2]	Land and Other[3]	Total Costs Incurred	Scheduled Completion
Currie Hall	Los Angeles, CA	University of Southern California	ACE	456	$ 52,200	$ 39,488	$ 51	$ 39,539	August 2016
Fairview House	Indianapolis, IN	Butler University	ACE	633	39,600	31,229	-	31,229	August 2016
University Pointe	Louisville, KY	University of Louisville	ACE	531	44,100	28,225	8	28,233	August 2016
Merwick Stanworth Phase II	Princeton, NJ	Princeton University	ACE	379	46,500	29,007	675	29,682	Fall 2016[4]
U Club on 28th	Boulder, CO	University of Colorado	Off-campus	400	52,200	28,913	9,971	38,884	August 2016
U Club Sunnyside	Morgantown, WV	West Virginia University	Off-campus	534	46,300	27,755	7,779	35,534	August 2016
		SUBTOTAL - 2016 DELIVERIES		2,933	$ 280,900	$ 184,617	$ 18,484	$ 203,101	
Arizona State Univ. Res. Hall	Tempe, AZ	Arizona State University	ACE	1,594	$ 107,800	$ 22,207	$ -	$ 22,207	August 2017
Sky View	Flagstaff, AZ	Northern Arizona University	ACE	626	56,600	4,174	-	4,174	August 2017
Prairie View A&M Univ. Phase VIII	Prairie View, TX	Prairie View A&M University	ACE	466	26,800	-	419	419	August 2017
U Centre on Turner	Columbia, MO	University of Missouri	Off-campus	718	69,100	6,041	14,005	20,046	August 2017
U Pointe on Speight	Waco, TX	Baylor University	Off-campus	700	49,800	5,205	4,705	9,910	August 2017
21Hundred @ Overton Park	Lubbock, TX	Texas Tech University	Off-campus	1,204	81,600	3,142	16,767	19,909	August 2017
Suites at 3rd	Champaign, IL	University of Illinois	Off-campus	251	25,000	-	1,344	1,344	August 2017
		SUBTOTAL - 2017 DELIVERIES		5,559	$ 416,700	$ 40,769	$ 37,240	$ 78,009	

PRESALE DEVELOPMENT PROJECT UNDER CONSTRUCTION

Project	Location	Primary University Served	Project Type	Beds	Purchase Price	As of March 31, 2016 CIP[2]	Land and Other[3]	Total Costs Incurred	Scheduled Completion
The Court at Stadium Centre[5]	Tallahassee, FL	Florida State University	Off-campus	260	$ 26,450	$ 15,840	$ 8,992	$ 24,832	August 2016

OWNED DEVELOPMENT PIPELINE[6 7]

Project	Location	Primary University Served	Project Type	Anticipated Commencement	Approx. Targeted Beds	Estimated Project Cost[1 8]	Targeted Completion
U Club Binghamton	Binghamton, NY	SUNY Binghamton University	Off-campus	Q2 2016	562	$ 53,000	August 2017
Butler University Phase II	Indianapolis, IN	Butler University	ACE	Q3/Q4 2016	633	39,000	Fall 2018
Univ. of California, Berkeley	Berkeley, CA	University of California, Berkeley	ACE	Q4 2016	783	94,000	Fall 2018
Virginia Commonwealth Univ.	Richmond, VA	Virginia Commonwealth Univ.	ACE	TBD	1,524	92,000	Fall 2018
Northeastern University	Boston, MA	Northeastern University	ACE	Q1 2017	798	150,000	Fall 2019
Carbondale Development	Carbondale, IL	Southern Illinois University	Off-campus	TBD	650	32,000	TBD
					4,950	$ 460,000	

1. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. The Estimated Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the universities.
2. The total construction in progress ("CIP") balance above excludes $3.3 million related to ongoing renovation projects at operating properties.
3. Consists of amounts incurred to purchase the land for off-campus development projects, as well as other development-related expenditures not included in CIP such as deposits, furniture, etc.
4. This community will serve faculty and staff members of Princeton University and, unlike student housing communities, this property is expected to stabilize in a manner consistent with a multi-family property during the first academic session.
5. In conjunction with the purchase of Stadium Centre in July 2015, we entered into a presale agreement to purchase The Court at Stadium Center, an adjacent property, which will be completed in August 2016. We are obligated to purchase the property as long as certain construction completion deadlines and other closing conditions are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains development risk during the construction period. In accordance with accounting guidance, the company is including this property in its consolidated financial statements. Costs incurred include contributions made by the Company of $7.0 million.
6. Does not include undeveloped land parcels in seven university markets totaling $31.5 million.
7. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
8. Estimated Project Cost includes land and other predevelopment costs of $20.5 million incurred as of March 31, 2016 for owned development pipeline projects.

10

Third-Party Development Update
($ in thousands)

	Three Months Ended March 31,		
	2016	2015	$ Change
Development services revenue	$ 1,035	$ 564	$ 471
% of total revenue	0.5%	0.3%	

RECENTLY COMPLETED PROJECTS

Project	Location	Primary University Served	Beds	Total Fees	Completed
University of Kansas[1]	Lawrence, KS	University of Kansas	n/a	$ 500	Q1 2016

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Beds	Total Fees	Fees Earned as of March 31, 2016	Fees Earned in Current Year	Remaining Fees as of March 31, 2016	Scheduled Completion
Northeastern Illinois University	Chicago, IL	Northeastern Illinois University	440	$ 2,100	$ 1,699	$ 254	$ 401	August 2016
Oregon State Univ. Cascades	Bend, OR	Oregon State University	340	1,900	1,200	181	700	December 2016
			780	$ 4,000	$ 2,899	$ 435	$ 1,101	

ON-CAMPUS AWARD PIPELINE[2]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Texas A&M University Corpus Christi[3]	Corpus Christi, TX	Third-party	n/a	Q2/Q3 2016	$ 1,400
Momentum Village Phase II	Corpus Christi, TX	Third-party	Q3 2016	Fall 2017 or Fall 2018	$ 2,300
Texas A&M University San Antonio	San Antonio, TX	Third-party	Q3 2016	Fall 2017 or Fall 2018	TBD
Louisville Village Site	Louisville, KY	ACE	TBD	Fall 2018 of Fall 2019	n/a
Arizona State Univ. Apartments	Tempe, AZ	ACE	TBD	Fall 2018 or Fall 2019	n/a
La Salle University	Philadelphia, PA	Third-party	TBD	Fall 2019	TBD

1. Under the terms of the predevelopment services agreement, during the first quarter 2016, we earned fees for the performance of various predevelopment activities. This concludes the company's role in this transaction.
2. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.
3. Under the terms of a Consultant Agreement, and with the consent of the University's Board of Regents, we will earn fees for the performance of advisory services related to a not-for-profit entity's potential purchase of a 1,790-bed apartment community for the benefit of the University.

11

Management Services Update
($ in thousands)

	Three Months Ended March 31,					
	2016		2015		$ Change	
Management services revenue	$	2,410	$	2,001	$	409
% of total revenue		1.2%		1.0%		

NEW/PENDING MANAGEMENT CONTRACTS

Property	Location	Primary University Served	Approximate Beds	Stabilized Annual Fees[1]		Actual or Anticipated Commencement
The Nest	Chicago, IL	Northeastern Illinois University	440	$	170	August 2016
Centennial Place	Toronto, Canada	Centennial College	742		166	September 2016
Collegeview Commons[2]	Ontario, Canada	Conestoga College	487		50	September 2016
Collegeview Commons Phase II	Ontario, Canada	Conestoga College	513		50	September 2017
			2,182	$	436	

DISCONTINUED MANAGEMENT CONTRACTS

Property	Location	Primary University Served	Beds	2016 Fee Contribution Prior to Termination		Discontinued As Of
3170 & 3190 Donnelly	Windsor, Ontario	University of Windsor	117	$	4	April 2016
675 Richmond	London, Ontario	University of Western Ontario	451		16	April 2016
West Village Suites	Hamilton, Ontario	McMaster University	449		37	June 2016
The Luxe	Waterloo, Ontario	University of Waterloo	955		78	June 2016
Village Suites	Oshawa, Ontario	Durham College	588		42	June 2016
Centennial	Toronto, Canada	Centennial College	368		51	September 2016
			2,928	$	228	

1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.
2. The stabilized annual fee amount does not include an initial operations fee of $90,000 to be earned from December 2015 through August 2016. Subsequent to August 2016, the stabilized annual fee will be approximately $50,000 per year.

12

Capital Structure as of March 31, 2016 ($ in millions, except per share data) Weighted Average Interest Rate Of Debt Maturing Each Year Fixed Rate Mortgage Loans 6.0% 5.8% 4.2% - 5.6% 5.4% 4.1% 7.2% 4.5% 3.7% Total Debt 6.0% 3.5% 4.2% - 3.6% 4.2% 4.1% 4.0% 4.3% 4.6% Note – refer to the definitions outlined on pages 19 and 20 for detailed definitions of terms appearing on this page. 1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $47.4 million, unamortized original issue discount on unsecured notes of $2.2 million, and unamortized deferred financing costs of $18.3 million. 2. Based on share price of $47.09 and fully diluted share count of 132,621,584 as of March 31, 2016. Assumes conversion of 1,404,405 common and preferred Operating Partnership units and 783,985 unvested restricted stock awards. 3. Excludes accumulated depreciation of $899.0 million and receivables and intangible assets, net of accumulated amortization, of $50.3 million. 4. Refer to page 14 for a calculation of Interest Coverage and a reconciliation to the nearest GAAP measures. 5. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 3.9%. 6. In February 2016, the company repaid the balance of the revolving credit facility in full using proceeds from the issuance of 17.9 million common shares. 7. On January 29, 2016 the company refinanced $150 million of its $350 million unsecured term loan by extending the maturity date for this $150 million portion from 2017 to 2021. In February 2016, the company repaid the $250 million term loan maturing in 2019 using proceeds from the issuance of 17.9 million common shares. 8. The company’s variable rate debt consists of the unsecured revolving credit facility. As a result of the transactions described above, all variable debt was repaid in February 2016. 13

Interest Coverage

($ in thousands)

	Three Months Ended June 30, 2015	Three Months Ended September 30, 2015	Three Months Ended December 31, 2015	Three Months Ended March 31, 2016	Last Twelve Months
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 15,580	$ 1,855	$ 28,359	$ 45,587	$ 91,381
Net income attributable to noncontrolling interests	338	161	501	622	1,622
Interest expense	20,586	21,053	24,162	22,627	88,428
Income tax provision	310	311	310	345	1,276
Depreciation and amortization	51,578	51,874	54,685	53,716	211,853
Amortization of deferred financing costs	1,338	1,315	1,518	2,542	6,713
Share-based compensation	1,915	1,704	2,481	2,651	8,751
Loss from early extinguishment of debt	1,175	-	-	-	1,175
Gain from disposition of real estate	(3,790)	(4,657)	-	(17,409)	(25,856)
Other adjustments	-	(388)	-	-	(388)
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")	**$ 89,030**	**$ 73,228**	**$ 112,016**	**$ 110,681**	**$ 384,955**
Pro-forma adjustments to EBITDA[1]					4,486
Adjusted EBITDA					**$ 389,441**
Interest Expense from consolidated statement of comprehensive income	$ 20,586	$ 21,053	$ 24,162	$ 22,627	$ 88,428
Amortization of mortgage debt premiums/discounts	2,819	3,106	3,150	3,236	12,311
Capitalized interest	2,943	2,713	1,461	2,090	9,207
Change in accrued interest payable	(718)	1,054	(4,366)	4,884	854
Cash Interest Expense	**$ 25,630**	**$ 27,926**	**$ 24,407**	**$ 32,837**	**$ 110,800**
Pro-forma adjustments to Cash Interest Expense[1]					1,752
Adjusted Interest Expense					**$ 112,552**
Interest Coverage					**3.5x**

Note: refer to the definitions outlined on pages 19 and 20 for detailed definitions of terms appearing on this page.

1. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

14

Capital Allocation – Long Term Funding Plan

($ in millions)

Sources and Uses for Development - As of March 31, 2016

Estimated Development Capital Uses:

Development Pipeline[1]	Estimated Project Cost	Total Costs Incurred	**Remaining Capital Needs**
2016 Developments Underway[2]	$ 307	$ 228	$ 79
2017 Developments Underway or Expected to Start in Current Year	470	92	378
2018 Developments Expected to Start in Current Year	133	1	132
Total	$ 910	$ 321	**$ 589**

Estimated Sources:

	Capital Sources
Cash and Cash Equivalents	$ 387
Estimated Cash Flow available for Investment - through 2018[3]	135
Remaining Targeted Asset Dispositions and/or Joint Ventures through 2016[4]	126 - 526
Total	**$648 - $1,048**

Selected Credit Metrics[5]

Credit Metric:	March 31, 2016	Pro Forma[6]
Total Debt to Total Asset Value	36.0%	31.0% - 34.8%
Net Debt to EBITDA	5.7x	5.0x - 5.8x

Note: This analysis demonstrates anticipated funding for the developments currently underway or with expected starts in the current year. As future developments commence, they are expected to be funded via additional dispositions and free cash available for investment.

1. Includes development projects under construction, and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on page 10. Estimated Project Cost for 2018 developments includes two projects not yet under construction: Butler University Phase II ($39.0 million) and Univ. of California, Berkeley ($94.0 million). If we elect to move forward with additional developments, we would commence construction in future years.
2. Includes $26.5 million for The Court at Stadium Centre pre-sale development.
3. For purposes of analysis, available cash flow is derived from disclosure in our 2015 Form 10-K and is calculated as net cash provided by operating activities of $261.0 million less dividend payments of $178.5 million, less principal payments on debt of $14.5 million, less recurring capital expenditures of $19.4 million. Calculation results in available cash flow for investment in 2015 of $49.0 million, which is then annualized over the remaining 11 quarters through the end of 2018.
4. Remaining targeted dispositions after the $74 million of dispositions closed during Q1 2016.
5. Refer to definitions outlined on pages 19 and 20 for detailed definitions of terms appearing on this page.
6. Ratios represent the pro forma impact of dispositions and development deliveries assumed in the Sources and Uses table. Yields for developments range from 6.5% - 7.0% and the capitalization rate range for dispositions and/or joint ventures is consistent with those observed in recent transactions for core (5.0%) and non-core (6.3%) student housing assets. Actual ratios will vary based on the timing of dispositions versus the timing of construction funding. The targeted asset dispositions for 2016, consist entirely of non-core assets.

15

2016 Outlook – Summary1 ($ in thousands, except share and per-share data) 1. The company believes that the financial results for the fiscal year ending December 31, 2016 may be affected by, among other factors: • national and regional economic trends and events; • the timing of acquisitions and/or dispositions; • interest rate risk; • the timing of commencement of construction on owned development projects; • the ability of the company to be awarded and the timing of the commencement of construction on third-party development projects; • university enrollment, funding and policy trends; • the ability of the company to earn third-party management revenues; • the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense; • the ability of the company to integrate acquired properties; • the outcome of legal proceedings arising in the normal course of business; and • the success of releasing the company’s owned properties for the 2016-2017 academic year. 16 Low High Net income 90,800$ 101,000$ Noncontrolling interests 900 1,100 Depreciation and amortization 195,700 206,100 Funds from operations ("FFO") 287,400$ 308,200$ Elimination of operations from on-campus participating properties (11,000) (11,400) Modifications to reflect operational performance of on-campus participating properties 3,800 4,400 Funds from operations - modified ("FFOM") 280,200$ 301,200$ Net income per share - diluted 0.69$ 0.77$ FFO per share - diluted 2.19$ 2.35$ FFOM per share - diluted 2.14$ 2.30$ Weighted-average common shares outstanding - diluted 130,950,000 130,950,000

2016 Outlook – Detail

($ in thousands, except share and per share data)

Components of 2016 Property Net Operating Income

	Low	High	% Change From 2015
Wholly-owned properties			
2016 same store properties[1]			
Revenue	$ 655,400	$ 659,800	2.2% - 2.9%
Operating expenses	(304,000)	(302,300)	2.3% - 1.8%
Net operating income	351,400	357,500	2.0% - 3.8%
2016 new properties net operating income[1]	52,700	53,200	
2016 Held for Sale properties net operating income[2]	1,100	1,100	
2016 speculative dispositions net operating income[3]	(21,000)	(2,500)	
Total wholly-owned properties net operating income	**$ 384,200**	**$ 409,300**	

2016 Property Net Operating Income Guidance Assumptions

	Low	High	Timing
AY 2016/2017 final leasing results - occupancy	96.75%	98.75%	Fall 2016
AY 2016/2017 final leasing results - rental rate	3.25%	2.75%	Fall 2016
Dispositions[3]	$ 600,000	$ 200,000	See note 3
Development deliveries	$ 280,900	$ 280,900	See page 10
Mezzanine/pre-sale purchases	$ 26,450	$ 26,450	See page 10

Third-party Services

	Low	High
Third-party development services revenue	$ 4,200	$ 5,200
Third-party management services revenue[4]	$ 10,800	$ 9,800
Third-party development and mgmt. services expenses	$ 16,500	$ 15,100

Corporate Expenses and Other

	Low	High
Net income:		
General and administrative expenses	$ 22,700	$ 22,900
Ground/facility leases expense[5]	$ 6,000	$ 6,000
Interest income	$ 5,300	$ 4,600
Interest expense[6]	$ 70,500	$ 76,000
Capitalized interest	$ 10,700	$ 10,900
Amortization of deferred financing costs	$ 6,200	$ 6,400
Income tax provision	$ 1,400	$ 1,400
FFOM:		
Corporate depreciation	$ 3,500	$ 3,300
Contribution from on-campus participating properties	$ 3,800	$ 4,400

1. Refer to page 18 for detail of the 2016 same store and new property groupings.
2. Represents the contribution from two properties (The Edge Orlando and University Village Sacramento) classified as Held for Sale as of December 31, 2015 that were sold in the first quarter 2016.
3. Both the low-end and high-end of the guidance range include $74 million of disposition activity related to the two properties discussed in Note 2. An additional $526 million of dispositions during the second quarter 2016 is also included at the low-end, and an additional $126 million of dispositions during the fourth quarter 2016 is also included at the high-end. Assumes a 6.4% nominal cap rate on dispositions.
4. The low-end of the guidance range assumes, subsequent to their disposition, that we provide third-party management services for a majority of the sold properties assumed in the low-end of the guidance range, as discussed in note 3.
5. Includes ACE properties and excludes on-campus participating properties.
6. Net of capitalized interest and excluding on-campus participating properties. The low-end of the guidance range assumes the extinguishment of $266.0 million of fixed rate mortgage loans (including $55.5 million of mortgage loans scheduled to mature in 2016) with an effective interest rate of 4.37% in connection with the property dispositions assumed at the low-end of the guidance range, as discussed in notes 2 and 3. The high-end of the guidance range assumes the extinguishment of $45.2 million of fixed rate mortgage loans with an effective interest rate of 3.6% in connection with the dispositions assumed at the high-end of the guidance range.

17

Detail of Same Store Groupings as of March 31, 2016

	2016 Grouping				2017 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2015	134	79,733			134	79,733		
2015 Acquisition Properties			7	3,535	7	3,535		
2015 Development Deliveries			4	3,187	4	3,187		
2015 Redevelopment Property			1	1,016	1	1,016		
2016 Development Deliveries			7	3,193			7	3,193
2017 Development Deliveries			5	4,842			5	4,842
Total Wholly-owned Properties	**134**	**79,733**	**24**	**15,773**	**146**	**87,471**	**12**	**8,035**

Grand Total # of Wholly-owned Properties (All Groupings)	**158**
Grand Total Wholly-owned Design Beds (All Groupings)	**95,506**

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

2016: The 2016 same store grouping represents properties that will be owned and operating for both of the entire calendar years ended December 31, 2016 and 2015. This same store grouping will be used for purposes of presenting our 2016 same store operating results.

2017: The 2017 same store grouping represents properties that will be owned and operating for both of the entire calendar years ended December 31, 2017 and 2016. This same store grouping will be used for purposes of presenting our 2017 same store operating results and our same store leasing status updates throughout 2016.

18

Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be wholly-owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non-cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations (”FFO”) Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified (”FFOM”) FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, and the elimination of property acquisition costs and other non-cash items, as we determine in good faith. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios. 19

Definitions GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income “NOI” Property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses. On-campus Participating Properties A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design beds less beds used by on-site staff. Same Store Grouping Wholly-owned properties owned and operating for both of the entire annual periods presented, and which are not conducting or planning to conduct substantial development or redevelopment activities. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables and intangibles, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including capital leases and excluding mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios. 20

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	Chief Operating Officer
Jon Graf	Chief Financial Officer
William Talbot	Chief Investment Officer

Research Coverage

Jeffery Spector / Jana Galan	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-3081	jeff.spector@baml.com / jana.galan@baml.com
Ryan Meliker / Michael Kodesch	Canaccord Genuity	(212) 389-8094 / (212) 389-8095	rmeliker@canaccordgenuity.com / mkodesch@canaccordgenuity.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Vincent Chao / Vlad Rudnytsky	Deutsche Bank Securities, Inc.	(212) 250-6799 / (212) 250-6090	vincent.chao@db.com / vlad.rudnytsky@db.com
Steve Sakwa / Gwen Clark	Evercore ISI	(212) 446-9462 / (212) 446-5611	ssakwa@evercoreisi.com / gwen.clark@evercoreisi.com
Andrew Rosivach / Jeff Pehl	Goldman Sachs	(212) 902-2796 / (212) 357-4474	andrew.rosivach@gs.com / jeffrey.pehl@gs.com
Dave Bragg / Ryan Burke	Green Street Advisors	(949) 640-8780 / (949) 640-8780	dbragg@greenst.com / rburke@greenst.com
Carol Kemple	Hilliard Lyons	(502) 588-1839	ckemple@hilliard.com
Aaron Hecht	JMP Securities	(415) 835-3963	ahecht@jmpsecurities.com
Anthony Paolone / Emil Shalmiyev	J.P. Morgan Securities	(212) 622-6682 / (212) 622-6615	anthony.paolone@jpmorgan.com / emil.shalmiyev@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@keybanccm.com / awurschmidt@key.com
Drew Babin	Robert W. Baird & Co.	(215) 553-7816	dbabin@rwbaird.com
Alexander Goldfarb / Daniel Santos	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-7927	agoldfarb@sandleroneill.com / dsantos@sandleroneill.com
David Corak	Stifel, Nicolaus & Company, Inc.	(443) 224-1340	corakd@stifel.com
Ross Nussbaum / Nick Yulico	UBS Investment Research	(212) 713-2484 / (212) 713-3402	ross.nussbaum@ubs.com / nick.yulico@ubs.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

Tel: (512) 732-1000
Fax: (512) 732-2450
www.americancampus.com

Investor Relations

Ryan Dennison
VP, Investor Relations

(512) 732-1000
rdennison@americancampus.com

21

Forward-looking Statements In addition to historical information, this supplemental package contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which American Campus operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.